                                                                      Exhibit 11

                         PENWEST, LTD. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                    Quarter Ended                   Six Months Ended
                                                     February 28                      February 28
                                                  1995          1994                1995         1994
                                                  ----          ----                ----         ----
PRIMARY:
- - --------
Net income                                      $2,153,000      $863,000         $3,910,000    $2,624,000
                                                ==========      ========         ==========    ==========

Weighted average number of
      shares outstanding                         6,682,942     6,829,325          6,738,142     6,833,492

Net effect of dilutive stock options               343,033       270,675            346,396       270,422
                                                   -------       -------            -------       -------

Adjusted shares outstanding                      7,025,975     7,100,000          7,084,538     7,103,914
                                                 =========     =========          =========     =========

Earnings per share                                   $0.31         $0.12              $0.55         $0.37
                                                     =====         =====              =====         =====


FULLY DILUTED:
- - --------------

Net income                                      $2,153,000      $863,000         $3,910,000    $2,624,000
                                                ==========      ========         ==========    ==========

Weighted average number of
      shares outstanding                         6,682,942     6,829,325          6,738,142     6,833,491

Net effect of dilutive stock options               327,712       284,002            363,682       291,079
                                                   -------       -------            -------       -------

Adjusted shares outstanding                      7,010,654     7,113,327          7,101,824     7,124,570
                                                 =========     =========          =========     =========

Earnings per share                                   $0.31         $0.12              $0.55         $0.37
                                                     =====         =====              =====         =====








                                      69